Exhibit 4.5
EXECUTION VERSION
AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT
     THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of January 31, 2007, (this “Amendment”), among the following:
     (i) OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns the “Borrower”);
     (ii) the financial institutions party hereto as Lenders; and
     (iii) NATIONAL CITY BANK, as the administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
     WHEREAS, the Borrower, the Lenders named therein, the Administrative Agent, the Collateral Agent and the other parties thereto entered into the Revolving Credit Agreement, dated as of December 20, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.
     WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement, as more fully set forth below.
     NOW, THEREFORE, the parties hereby agree as follows:
         SECTION 1. AMENDMENTS.
          1.1 Effective on the Second Amendment Effective Date, Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to read in their entirety as follows:
     “Second Amendment” means Amendment No. 2 to Revolving Credit Agreement, dated as of January 31, 2007, among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent.
     “Temporary Revolving Loans” shall mean Revolving Loans made pursuant to the Total Temporary Revolving Loans Commitment.
     “Total Temporary Revolving Loans Commitment” means (i) during the Temporary Revolving Loans Availability Period, $125,000,000, and (ii) at all other times, zero dollars ($0.00).
     “Temporary Revolving Loans Effective Date” shall have the meaning provided in Section 2.1(d) of this Agreement.

     “Temporary Revolving Loans Termination Date” means the earliest of (i) the date on which the Borrower receives net proceeds from the sale of the Nickel Business (as such term is defined in the First Amendment), and (ii) July 31, 2007 and (iii) three (3) business days after the Borrower has provided written notice to the Administrative Agent of its intention to terminate the Total Temporary Revolving Loans Commitment.
     “Temporary Revolving Loans Availability Period” means January 31, 2007 (provided that the Second Amendment Effective Date (as such term is defined in the Second Amendment) has occurred) through the earliest of (i) the tenth day following the Second Amendment Effective Date (as such term is defined in the Second Amendment) if the Borrower shall not have exercised its call rights with respect to all of its outstanding Public Notes on or before such tenth day, (ii) April 6, 2007, and (iii) the Nickel Sale Closing Date (as such term is defined in the First Amendment).
          1.2 Effective on the Second Amendment Effective Date, Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Commitment” and “Total Revolving Commitment” to read as follows:
     “Revolving Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Annex I hereto as its “Revolving Commitment” as the same may be reduced from time to time pursuant to section 4.2, 4.3, 5.2 and/or 10.2, increased from time to time pursuant to section 2.1(c) hereof, increased pursuant to section 2.1(d) hereof or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.
     “Total Revolving Commitment” shall mean the Revolving Commitments of the Lenders, including any increase thereto pursuant to section 2.1(c) and any increase thereto pursuant to 2.1(d).
          1.3 Effective on the Second Amendment Effective Date, Section 2.1(c) is amended by inserting a new clause (iv) to read in its entirety as follows:
     (iv) Notwithstanding anything herein to the contrary, the Total Revolving Commitment may not be increased pursuant to the provisions of this Section 2.1(c) at any time during the Temporary Revolving Loans Availability Period or when Temporary Revolving Loans are outstanding.
          1.4 Effective on the Second Amendment Effective Date, Section 2.1 is amended by inserting a new subsection (d) thereto to read as follows:
     (d) Temporary Revolving Loan Commitments. The Borrower may, by no less than three (3) Business Days’ written notice to the Administrative Agent at any time during the Temporary Revolving Loans Availability Period, request that the Total Revolving Commitment be increased by the Total Temporary Revolving Loans Commitment available at such time. Such notice shall set forth the date (the “Temporary Revolving Loans Effective Date”) on which such increase is requested to become effective (which shall be not less than three (3) Business Days nor more than ten (10)

Business Days after the date of such notice and which, in any event, must be prior to the earliest of (i) the Revolving Maturity Date, (ii) the end of Temporary Revolving Loans Availability Period, and (iii) the Temporary Revolving Loans Termination Date). On the Temporary Revolving Loans Effective Date, the Revolving Credit Commitment of each Lender shall be increased by their pro rata share of the Total Temporary Revolving Loans Commitment. Notwithstanding the foregoing, no increase in the Total Revolving Commitment (or in the Revolving Credit Commitment of any Lender) shall become effective under this section 2.1(d) unless (A) on the Temporary Revolving Loans Effective Date, the conditions set forth in section 6.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible financial officer of the Borrower and (B) on the Temporary Revolving Loans Effective Date, the Borrower demonstrates that, after giving effect to the Borrowing of Temporary Revolving Loans and the redemption in full of all of the Borrower’s Public Notes, the Borrower has Unutilized Total Revolving Commitments plus cash and Cash Equivalents on hand of at least $50,000,000. The proceeds of the Temporary Revolving Loans shall only be used to redeem the Borrower’s Public Notes. Notwithstanding anything herein or in the First Amendment to the contrary, on the Temporary Revolving Loans Termination Date, all Temporary Revolving Loans shall be repaid in full and the Total Revolving Commitment shall be automatically reduced to $100,000,000 (or such greater amount to the extent the Borrower has requested an increase in the Total Revolving Commitment under Section 2.1(c), which increase may only be effective upon repayment in full of the Temporary Revolving Loans and otherwise in accordance with the provisions of Section 2.1(c)), and the Revolving Credit Commitment of each Lender shall be likewise reduced on a pro-rata basis. Notwithstanding anything in this Agreement or the First Amendment to the contrary, if any Temporary Revolving Loans are outstanding on the date of the Borrower’s receipt of Net Cash Proceeds from the Nickel Business Sale (as defined in the First Amendment), up to 100% of such Net Cash Proceeds shall be used to repay all Temporary Revolving Loans outstanding on the Nickel Business Sale Date (as defined in the First Amendment).
          1.5 Effective on the Second Amendment Effective Date, Section 5.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (g) Mandatory Prepayment—Certain Proceeds of Debt and Equity Securities. Not later than the Business Day following the date of the receipt by the Borrower or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) (i) in excess of $25,000,000 in the aggregate during the term of this Agreement from any sale or issuance of debt securities by the Borrower or any Subsidiary after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, the Borrower will prepay the principal of first, Swing Line Loans, second, after all Swing Line Loans have been paid in full, Unpaid Drawings, and third, after all Unpaid Drawings have been paid in full, Revolving Loans, in an amount at least equal to the lesser of (x) 100% of such net proceeds, and (y) an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any, or (ii) if any Temporary Revolving Loans are outstanding, from the issuance of equity securities, then the Borrower will prepay outstanding

Temporary Revolving Loans in an amount equal to the lesser of (x) the net proceeds of such issuance, and (y) an amount equal to the then aggregate outstanding principal amount of the outstanding Temporary Revolving Loans.
          1.6 Effective on the Second Amendment Effective Date, Section 9.6(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (d) the Borrower may, during any fiscal year, declare and pay cash dividends on its common stock, if immediately prior to and immediately after giving effect to such action (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with sections 9.7 and 9.8, after giving pro forma effect to such action, (C) the aggregate amount so expended during such fiscal year is not in excess of the greater of (x) $15,000,000, or (y) 25% of the Borrower’s year-to-date Consolidated Net Income (if positive) for the portion of the current fiscal year ending on the last day of the month preceding the date of payment, and (D) no Temporary Revolving Loans are outstanding;
         SECTION 2. BINDING EFFECT.
     This Amendment shall become effective on and as of the date (the “Second Amendment Effective Date”) first written above provided that the following conditions are satisfied on or before such date:
     (a) This Amendment shall have been executed by the Borrower, each Lender, the Administrative Agent and the Collateral Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;
     (b) Each Subsidiary Guarantor shall have delivered to the Administrative Agent, for the benefit of the Lenders, an Acknowledgement and Consent with respect to this Amendment;
     (c) The representations and warranties of the Borrower and the other Credit Parties in the Credit Agreement, the other Credit Documents and this Amendment shall be true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent such representations or warranties expressly relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date;
     (d) No Default or Event of Default shall be in existence immediately prior to or immediately after the date of this Amendment after giving effect to the provisions hereof;
     (e) The Borrower shall have delivered an officer’s certificate regarding the items set forth in subsections (c) and (d) above;
     (f) Administrative Agent shall have received a secretary’s certificate from each Credit Party certifying the resolutions of such Credit Party authorizing this Amendment (including, in the case of the Borrower, the increases in commitments and borrowings thereunder contemplated hereby, the organizational documents of each credit party (or, if not changed since last certified to the Lenders, a statement to such effect) and the incumbency of each Credit Party (or, if not changed since last certified to the Lenders, a statement to such effect);
     (g) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, shall be required to authorize or shall be required as a condition to the execution, delivery and performance of this Amendment that shall not have been obtained, and there shall be no legal or regulatory prohibitions or restrictions on the effectiveness of this Amendment or the transactions contemplated hereby;
     (h) On the Second Amendment Effective Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Second Amendment Effective Date, from Squire, Sanders & Dempsey LLP, special counsel to the Borrower covering such matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent;
     (i) Each Lender shall have received a draft of the Borrower’s unaudited financial statements for the period ended December 31, 2006;
     (j) The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders, a closing fee in the aggregate amount of $125,000;
     (k) The Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection therewith to the extent such fees and expenses have been invoiced on or prior to such date; and
     (l) There shall be no material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries.
          The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof and of the Second Amendment Effective Date, and will promptly furnish a copy of this Amendment to each Lender.
     SECTION 3. RATIFICATIONS.
     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
     SECTION 4. REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     (a) Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.
     (b) Representations and Warranties True and Correct. The representations and warranties of the Borrower and each other Credit Party contained in the Credit Agreement and each other Credit Document, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct as of the date when made.
     (c) No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default.
     (d) Compliance. The Borrower and each of its Subsidiaries is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and each of the other Credit Documents to which they are a party, and without limitation of the foregoing, each Subsidiary of the Borrower which as of the date hereof is required to be a Subsidiary Guarantor, has as on or prior to the date hereof become a Subsidiary Guarantor under the Subsidiary Guaranty.
         SECTION 5. MISCELLANEOUS.
          5.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender, the Administrative Agent and the Collateral Agent and each of their respective permitted successors and assigns.
          5.2 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
          5.3 Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
          5.4 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent’s special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.
          5.5 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
          5.6 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, NOTWITHSTANDING ITS CONFLICTS OF LAWS RULES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.
          5.7 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
          5.8 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
          5.9 Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.
          5.10 Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
(Signature pages follow.)

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

OM GROUP, INC.

By:

Name: Title:

NATIONAL CITY BANK,
Individually as a Lender, the Swing Line Lender, the Letter of Credit Issuer, and in its capacity as the Administrative Agent and the Collateral Agent, and the Arranger

By:

Name: Title:

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:

Name: Title:

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:

Name: Title:

ACKNOWLEDGMENT, CONSENT AND RATIFICATION
     For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Subsidiary Guaranty (as such term is defined in the Credit Agreement referred to in the Amendment No. 2 to Revolving Credit Agreement (the “Amendment”), to which this Acknowledgment, Consent and Ratification (this “Acknowledgment”) is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.
     Each of the undersigned hereby reaffirms, as of the Second Amendment Effective Date, (i) the covenants and agreements made by the undersigned contained in each Credit Document to which it is a party, in each case, as such covenants and agreements may be modified by the Amendment, (ii) its guarantee of the Obligations pursuant to the Subsidiary Guaranty, and (iii) its pledges and other grants of Liens in respect of the Obligations pursuant to the applicable Credit Documents to which such Person is a party.
     Each of the undersigned hereby represents and warrants that, immediately after giving effect to the Amendment, each Credit Document, in each case as modified by the Amendment (where applicable), to which it is a party continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally and by principles of equity).
     Each of the undersigned further confirms that each Credit Document, as modified by the Amendment (where applicable), to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Second Amendment Effective Date, all references in such Credit Documents to the “Credit Agreement”, “Credit Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Credit Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in the Amendment.
     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein or the Second Amendment, as applicable. This Acknowledgment is for the benefit of the Lenders and the Administrative Agent, and their respective successors and assigns. This Acknowledgment shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment, Consent and Ratification may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND OR THE FOREGOING AMENDMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY. EACH OF THE UNDERSIGNED HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING JURY TRIAL WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS ACKNOWLEDGMENT AND THE SECOND AMENDMENT HAVE BEEN INDUCED TO ENTER INTO THIS ACKNOWLEDGEMENT AND THE SECOND AMENDMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS PARAGRAPH.
(Signature page follows.)

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment, Consent and Ratification as of the date of the Amendment referred to herein.

OMG AMERICAS, INC.,
as a Guarantor
OMG FIDELITY, INC.,
as a Guarantor
OMG JETT, INC.,
as a Guarantor
OM HOLDINGS, INC.,
as a Guarantor
OMG KG HOLDINGS, INC.,
as a Guarantor

By:

Name:

as an officer, on behalf of
each of the above corporations